UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 18, 2015

Date of Report (Date of earliest event reported)

Signal Bay, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

9484 S. Eastern Ave, Suite 141, Las Vegas, NV 89123

(Address of principal executive offices)

Registrant's telephone number, including area code: (702) 748-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported under Item 2.01 of the Current Report on Form 8-K of Signal Bay, Inc. (the "Company"), filed on September 23, 2015 (the "Original 8-K"), completed the acquisition of 80% of the issued and outstanding common stock of CR Labs, Inc. on September 17, 2015.

This Current Report Form 8-K/A amends the Original 8-K in order to file the financial information required by items 9.01 of Form 8-K.

Forward-Looking Statements

This Current Report 8-K/A contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report 8-K/A that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, but are not limited to, economic conditions generally in the United States and internationally, and in the markets in which we have and may participate in the future, competition within our chosen industries, the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Audited Financial Statements of CR Labs, Inc. for year ended September 30, 2015 and From Inception on April 30, 2014 through September 30, 2014.

99.2	The Unaudited Pro Forma Condensed Consolidated Financial Statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNAL BAY, INC.

Date: January 12, 2016	By:	/s/ William Waldrop
William Waldrop
CEO